Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-200770) of Transamerica Advisors Life Insurance Company of our report dated April 15, 2015, relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLC

Chicago, Illinois

April 15, 2015